SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                        Independence Community Bank Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:


     N/A
________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:


     N/A
________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     N/A
________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:


     N/A
________________________________________________________________________________
5)   Total fee paid:


     N/A
________________________________________________________________________________
     [_]  Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:
                    N/A
________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:
                    N/A
________________________________________________________________________________
          3)   Filing Party:
                    N/A
________________________________________________________________________________
          4)   Date Filed:
                    N/A
________________________________________________________________________________

[INDEPENCENCE COMMUNITY BANK CORP. LOGO]
                                                                   June 23, 2000


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Independence Community Bank Corp. The meeting will be held at the Brooklyn Botanic Garden, 1000 Washington Avenue, Brooklyn, New York 11225, on Friday, July 28, 2000 at 9:00 a.m., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

         It is very important that your shares be voted at the Annual Meeting regardless of the number you own or whether you are able to attend the meeting in person. You may vote your shares either by telephone using the instructions on the enclosed proxy card (if this option is available to you) OR by marking, signing, dating and promptly returning your proxy card in the postage-paid envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         For the reasons set forth in the Proxy Statement, the Board recommends that you vote "FOR" each matter to be considered at the Annual Meeting.

         Your continued support of and interest in Independence Community Bank Corp. is sincerely appreciated.

                                   Sincerely,



                                           /s/ Charles J. Hamm
                                           --------------------
                                           Charles J. Hamm
                                           Chairman of the Board, President and
                                              Chief Executive Officer

                        INDEPENDENCE COMMUNITY BANK CORP.
                               195 Montague Street
                            Brooklyn, New York 11201
                                 (718) 722-5300



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on July 28, 2000




         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Independence Community Bank Corp. (the "Company") will be held at the Brooklyn Botanic Garden, 1000 Washington Avenue, Brooklyn, New York 11225, on Friday, July 28, 2000 at 9:00 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

         (1) To elect five directors for a three-year term or until their successors are elected and qualified;

         (2) To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 2001; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

         The Board of Directors has fixed June 9, 2000 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.


                                             By Order of the Board of Directors,



                                             /s/ John K. Schnock
                                             -------------------
                                             John K. Schnock
                                             Corporate Secretary

Brooklyn, New York
June 23, 2000


YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. YOU MAY ALSO VOTE BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED TO YOU. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

                        INDEPENDENCE COMMUNITY BANK CORP.

                                   -----------

                                 PROXY STATEMENT

                                  -----------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  July 28, 2000


         This Proxy Statement is furnished to holders of common stock, $.01 par value per share (the "Common Stock"), of Independence Community Bank Corp. (the "Company"), a Delaware-chartered thrift holding company for Independence Community Bank (the "Bank"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Brooklyn Botanic Garden, 1000 Washington Avenue, Brooklyn, New York 11225, on Friday, July 28, 2000 at 9:00 a.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about June 23, 2000.

         Your vote is important. Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Stockholders have a choice of voting by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information forwarded by your broker or other holder of record to see which options are available to you. The telephone voting procedure is designed to authenticate stockholders by use of a control number and to allow stockholders to confirm that their instructions have been properly recorded. The telephone voting facilities will close at 5:00 p.m., Eastern Time, on July 27, 2000.

         The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Annual Meeting.

         Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (mailed to the attention of John K. Schnock, Senior Vice President, Secretary and Counsel, Independence Community Bank Corp., 195 Montague Street, Brooklyn, New York 11201); (ii) filing a later dated proxy (using a proxy card or the telephone voting procedure); or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.


                                     VOTING

         Only stockholders of record of the Company at the close of business on June 9, 2000 (the "Voting Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On the Voting Record Date, there were 65,719,845 shares of Common Stock issued and outstanding and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting.

         The presence in person or by proxy of at least a majority of the issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions are considered in determining the presence of a quorum but will not affect the vote required for the election of directors. Directors are elected by a plurality of the votes cast with a quorum present. The five persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors of the Company. The affirmative vote of a majority of the total votes present in person or by proxy at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors. Shares represented by a proxy card or telephonic vote which are voted as abstaining on the ratification of the appointment of Ernst & Young, LLP, will be treated as shares present and entitled to vote that were not cast in favor of such appointment, and thus will be counted as votes against the matter. Under the rules of the New York Stock Exchange, the proposals for the election of directors and to ratify the selection of Ernst & Young LLP are considered to be "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."


               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
                   CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Election of Directors

         By resolution of the Board of Directors, the Company presently is authorized to have 16 directors. The Certificate of Incorporation of the Company provides that the Board of Directors of the Company shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually. Stockholders of the Company are not permitted to cumulate their votes for the election of directors.

         No director or executive officer of the Company is related to any other director or executive officer of the Company by blood, marriage or adoption. Each of the nominees currently serves as a director of the Company.

         Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If the person or persons named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for one or more replacement nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

         The following tables present information concerning the nominees for director of the Company and each director whose term continues.

Nominees for Director for Three-Year Term Expiring in 2003

                                                            Principal Occupation During                         Director
            Name                Age(1)                         the Past Five Years                              Since(2)
--------------------------    ---------    ------------------------------------------------------------------  -----------

Chaim Y. Edelstein               57       Director; consultant; previously Chairman of the Board of Directors     1991
                                          of Hills Stores, Inc. from 1995 to 1998 and consultant to Federated
                                          Department Stores from 1994 to 1995.

Donald E. Kolowsky               67       Director; retired; formerly, President of Pfizer Chemical Division      1989
                                          from 1987 to 1991.

Joseph S. Morgano                68       Director; Executive Vice President - Commercial Real Estate             1996
                                          Lending Division; has served in various capacities in the mortgage lending area since joining the Bank in 1972.

Wesley D. Ratcliff               57       Director; President and Chief Executive Officer of Advanced             1994
                                          Technological Solutions, Inc., an electronics service provider located in Brooklyn, New York, since 1993.

Victor M. Richel                 62       Vice Chairman of the Board; previously, Chairman, President and         2000
                                          Chief Executive Officer of Statewide Financial Corp., Jersey City,
                                          New Jersey,  from  1995 to 2000  prior to its  merger with the
                                          Company in January 2000.

       The Board of Directors recommends that you vote FOR election of the nominees for director.

             Members of the Board of Directors Continuing in Office

Directors Whose Terms Expire in 2001

                                                           Principal Occupation During                           Director
           Name               Age(1)                           the Past Five Years                               Since(2)
--------------------------- ---------     ----------------------------------------------------------------      ----------
Robert B.  Catell                63       Director; Chairman and Chief Executive Officer of KeySpan Energy         1984
                                          Corporation, Brooklyn, New York, since August 1998; Chairman and Chief Executive Officer of Brooklyn Union, Brooklyn, New
                                          York, since May 1996 and President and Chief Executive Officer
                                          from 1991 to May 1996.   Director of the Houston Exploration
                                          Company.

Rohit M.  Desai                  61       Director; Chairman and President of Desai Capital Management,            1992
                                          Inc., New York, New York.  Director of the Rouse Company,
                                          Sunglass Hut International, Finley Enterprises, Inc., American
                                          Horizon Holdings, TeleCorp PCS and Lenders Service, Inc.

Robert W. Gelfman                68       Director; Of Counsel with the law firm of Battle Fowler LLP, New         1988
                                          York, New York, since August 1999; partner from 1974 to August
                                          1999.

Charles J. Hamm                  63       Chairman of the Board, President and Chief Executive Officer.            1975

Scott M. Hand                    58       Director; Director and President of INCO Limited, a mining               1987
                                          company headquartered in Ontario, Canada. Director of P.T.
                                          International Nickel Indonesia Tbk.

Maria Fiorini Ramirez            52       Director; Chief Executive Officer, Maria Fiorini Ramirez, Inc., New      2000
                                          York, New York, a global economic consulting firm since 1992.

Directors Whose Terms Expire in 2002


                                                           Principal Occupation During                           Director
           Name               Age(1)                           the Past Five Years                               Since(2)
--------------------------  ---------     -----------------------------------------------------------          -----------

Willard N. Archie                56       Director; certified public accountant and Chief Executive Officer and    1994
                                          Managing Partner of Mitchell & Titus, LLP, New York, New York,
                                          an accounting and management consulting firm.  Director of Security
                                          Equity Life Insurance and Security Mutual Life Insurance.
Donald H. Elliott                67       Director; Partner with the law firm of Hollyer Brady Smith Troxell       1973
                                          Rockett Hines & Mone LLP, New York, New York, since 1998, and
                                          Of Counsel from September 1995 to 1998; previously, partner with
                                          Mudge Rose Guthrie Alexander & Ferdon LLP.  Director of KeySpan
                                          Energy Corporation and Brooklyn Union.
Donald M. Karp                   63       Vice Chairman of the Board; previously, Chairman and Chief               1999
                                          Executive Officer of Broad National Bancorporation, Newark, New
                                          Jersey, from 1991 to 1999 prior to its merger with the Company in
                                          July 1999.
Janine Luke                      61       Director; Director of Windrove Service Corporation, New York, New        1976
                                          York, an investment advisory firm since 1996; previously, President of Breecom Corp., an investment advisory firm.
Malcolm MacKay                   59       Director; Managing Director of Russell Reynolds Associates, Inc.,        1977
                                          New York, New York, an executive placement firm.  Director of
                                          Empire Fidelity Life and Annuity Corporation, a subsidiary of
                                          Fidelity Investment Co.

--------------------

(1)    As of June 9, 2000.
(2)    Includes service as director of the Bank.


Stockholder Nominations

         Article IV, Section 4.15 of the Bylaws governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board of Directors or a committee appointed by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. Generally, to be timely, a stockholder's notice must be delivered to, or mailed, postage prepaid, to the principal executive offices of the Company not later than 120 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company. Each written notice of a stockholder nomination is required to set forth certain information specified in the Bylaws. Any stockholder nomination with respect to this Annual Meeting must have been delivered or received no later than the close of business on February 24, 2000. No such nominations by stockholders were received.

Board of Directors Meetings and Committees of the Company and the Bank

         Regular meetings of the Board of Directors of the Company are held monthly. The Board may have additional special meetings. During the fiscal year ended March 31, 2000, the Board of Directors of the Company met fifteen times. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he or she served that were held during fiscal 2000. The Company has established various committees including an

Executive Committee, an Examining Committee and a Compensation Committee. In accordance with the Bylaws, the Board of Directors acts as the Nominating Committee and met once in fiscal 2000 in such capacity.

         Examining Committee. The Examining Committee of the Company recommends independent auditors to the Board annually, reviews the Company's financial statements and the scope and results of the audit performed by the Company's independent auditors, reviews the Company's system of internal control with management and such independent auditors, receives periodic reports from the internal auditors and reviews regulatory examination reports. The Examining Committee, which is chaired by Mr. Gelfman and is comprised of all directors except for Messrs. Hamm, Karp, Morgano and Richel and Ms. Ramirez, met three times during fiscal 2000.

         Compensation Committee. The Compensation Committee of the Company reviews and recommends compensation and benefits for the Company's employees. The Compensation Committee, which is comprised of all the directors except for Mr. Morgano and Ms. Ramirez, met twice during fiscal 2000.

         The Board of Directors of the Bank meets on a monthly basis and may have additional special meetings. During the year ended March 31, 2000, the Board of Directors of the Bank met fifteen times. The Board of Directors of the Bank has established eight committees, including an Executive Committee, Compensation Committee, Investment Committee and an Examining Committee. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he or she served that were held during fiscal 2000.

Executive Officers Who Are Not Directors

         Set forth below is information with respect to the principal occupations during the last five years for the six senior executive officers of the Company and the Bank who do not serve as directors of the Company. No executive officer is related to any director or other executive officer of the Company by blood, marriage or adoption, and there are no arrangements or understandings between a director of the Company and any other person pursuant to which such person was elected an executive officer.


                                                                      Principal Occupation During
               Name                    Age(1)                            the Past Five Years
---------------------------         ---------    ---------------------------------------------------------

John A. Dorman                           61      Executive Vice President-Business Banking since August 1999; previously,
                                                 President of Broad National Bancorporation from 1992 to 1999 prior to its merger with the Company in July 1999.
Terence J. Mitchell                      47      Executive Vice President - Consumer Banking since May 1998; Executive
                                                 Vice President - Director of Marketing and Retail Banking of the Bank from
                                                 1995 to May 1998; previously, Senior Vice President - Director of
                                                 Marketing and Retail Banking; joined the Bank in 1974.
John B. Zurell                           58      Certified Public Accountant; Executive Vice President - Chief Financial
                                                 Officer since July 1997; Executive Vice President-Financial Systems and
                                                 Director of Commercial and Consumer Lending for the Bank from 1994 until July 1997; joined the Bank in 1972.
Thomas J. Brady                          64      Senior Vice President and Treasurer of the Bank since 1993; has served in various capacities since joining the Bank in 1970.
John K. Schnock                          56      Senior Vice President, Secretary and Counsel of the Bank since 1996;
                                                 previously, First Vice President and Vice President; has served in various capacities since joining the Bank in 1972.
Frank S. Muzio                           47      Certified Public Accountant; Senior Vice President and Controller of the
                                                 Bank since 1998; previously, Senior Vice President - Planning and
                                                 Analysis, of Dime Bancorp, Inc. subsequent to its merger with Anchor
                                                 Bancorp, Inc., in January 1995 and served as Senior Vice President and
                                                 Controller of Anchor Bancorp, Inc. from 1993 to 1995.

-------------------
(1)    As of June 9, 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the Nasdaq Stock Market. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person who beneficially owns 10% or more of the Common Stock.

         Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that with respect to the fiscal year ended March 31, 2000, the Company's officers and directors satisfied the reporting requirements promulgated under Section 16(a) of the Exchange Act .

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of the Common Stock as of the Voting Record Date, and certain other information with respect to (i) each person or entity, including any "group" as that term is used in
Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company and (iv) all directors and executive officers of the Company as a group.

                                                               Amount and Nature
                 Name of Beneficial                              of Beneficial
                 Owner or Number of                             Ownership as of                   Percent of
                  Persons in Group                              June 9, 2000(1)                  Common Stock
------------------------------------------------------------------------------------------------------------------

Independence Community Bank Corp. Employee
   Stock Ownership Plan Trust
   195 Montague Street
   Brooklyn, New York 11201                                        5,632,870(2)                           8.6%
Private Capital Management, Inc.
    3003 Tamiami Trail North
    Naples, Florida 34103(3)                                       4,105,527                              6.2%

Directors:
  Willard N. Archie                                                  117,140(4)(5)(6)                      *
  Robert B. Catell                                                   120,498(5)(7)                         *
  Rohit M. Desai                                                     116,498(5)(7)                         *
  Chaim Y. Edelstein                                                 118,217(5)(8)                         *
  Donald H. Elliott                                                  116,320(4)(5)(7)                      *
  Robert W. Gelfman                                                  118,786(5)(9)                         *
  Charles J. Hamm                                                    868,593(10)(11)(12)(13)              1.3%
  Scott M. Hand                                                       48,405(7)                            *
  Donald M. Karp                                                     831,014(14)                          1.2%
  Donald E. Kolowsky                                                 142,117(4)(5)(7)                      *
  Janine Luke                                                        116,998(5)(7)                         *
  Malcolm MacKay                                                     115,517(5)(7)                         *
  Joseph S. Morgano                                                  443,202(10)(11)(12)(13)               *
  Maria Fiorini Ramirez                                                   --                               *
  Wesley D. Ratcliff                                                 116,473(4)(5)(7)                      *
  Victor M. Richel                                                    30,325(10)                           *

Other Senior Executive Officers:
  Thomas J. Brady                                                    125,380(10)(12)(15)(17)               *
  John A. Dorman                                                     199,181(12)(16)                       *
  Terence J. Mitchell                                                196,004(10)(12)(13)(17)               *
  Frank S. Muzio                                                      15,328(10)(12)(17)(18)               *
  John K. Schnock                                                    109,782(10)(12)(13)(17)               *
  John B. Zurell                                                     218,988(10)(12)(13)(17)               *
All directors and executive officers as a group (22
persons)                                                           4,284,766(19)                          6.4%

                                               (Footnotes on the following page)

---------------

* Represents less than 1% of the outstanding shares of Common Stock.

(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals or entities. Under regulations promulgated pursuant to the Exchange Act, shares of Common Stock are deemed to be beneficially owned by a person if he, she or it directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) The Independence Community Bank Corp. Employee Stock Ownership Plan Trust ("Trust") was established pursuant to the Independence Community Bank Corp. Employee Stock Ownership Plan ("ESOP"). RSGroup Trust Company is the trustee ("Trustee") of the Trust. As of the Voting Record Date, 563,287 of the shares held by the ESOP had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustee will generally vote the allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares held in the ESOP will generally be voted in the same ratio on any matter as those allocated shares for which instructions are given, subject in each case to the fiduciary duties of the ESOP trustees and applicable law. Any allocated shares which either abstain on the proposal or are not voted will be disregarded in determining the percentage of stock voted for and against each proposal by the participants and beneficiaries. The amount of Common Stock beneficially owned by all directors and executive officers as a group does not include the shares held by the ESOP (except for shares allocated to an executive officer as a participant).

(3) This information is based on a Schedule 13F filed with the SEC for the quarter ended March 31, 2000.

(4)      Includes  with  respect  to  Messrs.  Archie,  Elliott,   Kolowsky  and
         Ratcliff, 1,277, 11,103, 1,619 and 73 shares, respectively, representing deferred directors' fees held by the Independence Community Bank Corp. Deferred Compensation Plan (the "Deferred Compensation Plan"). Messrs. Archie, Elliott, Kolowsky and Ratcliff each disclaims beneficial ownership of such shares except to the extent of their personal pecuniary interest therein.

(5) Includes with respect to Messrs. Archie, Catell, Desai, Edelstein, Elliott, Gelfman, Kolowsky, MacKay and Ratcliff and Mrs. Luke, 61,449 shares allocated to each individual in the 1998 Recognition and Retention Plan and Trust Agreement ("Recognition Plan") but which have not vested. Messrs. Archie, Catell, Desai, Gelfman, Kolowsky and Ratcliff and Mrs. Luke deferred receipt of 8,146, 15,644, 15,644, 15,644, 15,644, 10,183 and 15,644 shares, respectively, previously allocated to them pursuant to the Recognition Plan and each of them disclaims beneficial ownership of such shares except to the extent of their personal pecuniary interests therein. Such deferred shares, which are included in the amounts set forth in the table, are held in the Deferred Compensation Plan.

(6) Includes 500 shares owned jointly by Mr. Archie with his spouse and 38,405 shares subject to stock options which are currently or will first become exercisable within 60 days of June 9, 2000.

(7) Includes 38,405 shares subject to stock options which are currently or will first become exercisable within 60 days of June 9, 2000.

(8) Includes 1,000 shares owned by Mr. Edelstein's minor child and 38,405 shares subject to stock options which are currently or will first become exercisable within 60 days of June 9, 2000. Mr. Edelstein disclaims beneficial ownership with respect to the 1,000 shares owned by his minor child.

(9) Includes 288 shares owned by Mr. Gelfman's spouse and 38,405 shares subject to stock options which are currently or will first become exercisable within 60 days of June 9, 2000. Mr. Gelfman disclaims beneficial ownership with respect to the 288 shares owned by his spouse.

                                      (Footnotes continue on the following page)

(10) Includes with respect to Messrs. Hamm, Morgano, Richel, Brady, Mitchell, Muzio, Schnock and Zurell 17,030, 15,135, 9,625, 12,600 4,100, 421, 4,057 and 2,669 shares, respectively, held in the Independence Community Bank 401(k) Savings Plan in RSI Retirement Trust (the "401(k) Plan"). Does not include any shares contributed to the 401(k) plan on their behalf by the Company and held in the ESOP. See Footnote 17 hereto.

(11) Includes 450,630 and 225,315 shares held in the Recognition Plan for Messrs. Hamm and Morgano, respectively, which are contingent upon the achievement of certain performance goals established pursuant to the terms of the Recognition Plan. Until such performance goals are satisfied and the shares vest, such shares are voted by the trustees of the Recognition Plan. Messrs. Hamm and Morgano deferred receipt of 114,718 and 57,359 shares, respectively, previously allocated to each of them pursuant to the Recognition Plan and each of them disclaims beneficial ownership of such shares except to the extent of their personal pecuniary interests therein. Such deferred shares as held in the Deferred Compensation Plan.

(12) Includes with respect to Messrs. Hamm, Morgano, Brady, Dorman, Mitchell, Muzio, Schnock and Zurell,4,572, 4,572, 4,046, 723, 4,591,
         1,236, 4009 and 4,572 shares, respectively, held in the ESOP which have been allocated to such persons and includes shares contributed by the Company on their behalf pursuant to the terms of the 401(k) Plan.

(13) Includes with respect to Messrs. Hamm, Morgano, Brady, Mitchell, Schnock and Zurell, 281,643, 140,821, 35,205, 70,410, 35,205 and 70,410
         shares, respectively, subject to stock options which are currently or will first become exercisable within 60 days of June 9, 2000.

(14) Includes 316,447 shares held in various trusts of which Mr. Karp's spouse is the trustee, 38,988 shares owned by Mr. Karp's spouse, 67 shares owned by a company of which Mr. Karp is a director, 23,113 shares subject to stock options which are currently or will first become exercisable within 60 days of June 9, 2000 and 71,948 shares held in various trusts of which Mr. Karp is the trustee.

(15) Includes 750 shares owned by Mr. Brady's spouse and 760 shares owned jointly by Mr. Brady with his spouse.

(16) Includes 73,793 shares owned jointly by Mr. Dorman with his spouse, 74,474 shares owned by Mr. Dorman's spouse, 45,337 shares subject to stock options which are currently or will first become exercisable within 60 days of June 9, 2000 and 4,104 shares held in the Deferred Compensation Plan. Mr. Dorman disclaims beneficial ownership with respect to the 4,104 shares held in the Deferred Compensation Plan except to the extent of his personal pecuniary interests herein.

(17) Includes with respect to Messrs. Brady, Mitchell, Muzio, Schnock and Zurell, 56,328, 112,658, 8,000, 56,328 and 112,658 shares, respectively, held in the Recognition Plan which have been allocated to such persons but which have not yet vested. Messrs. Brady, Schnock and Zurell deferred receipt of 14,341, 10,183 and 28,679 shares, respectively, previously allocated to each of them pursuant to the Recognition Plan and each of them disclaims beneficial ownership of such shares except to the extent of their personal pecuniary interests therein.

(18) Includes 1,171 shares owned jointly by Mr. Muzio with his spouse and 4,000 shares subject to stock options which are currently or will first become exercisable within 60 days of June 9, 2000.

(19) Includes 1,636,407 shares held by the Recognition Plan, which may be voted by directors and executive officers pending vesting and distribution, 28,321 shares allocated to executive officers, pursuant to the ESOP and 1,124,599 shares which may be acquired by directors and executive officers upon the exercise of stock options which are currently or will first become exercisable within 60 days of June 9, 2000.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth a summary of certain information concerning the compensation paid by the Bank (including amounts deferred to future periods by the officers) for services rendered in all capacities during the fiscal years ended March 31, 2000, 1999 and 1998 to the President and Chief Executive Officer of the Bank and the four other most highly compensated officers of the Bank (the "named executive officers"). The named executive officers, each of whom also serves as an executive officer of the Company, do not receive any separate compensation from the Company.

                                           Annual Compensation                     Long Term Compensation
                                   --------------------------------------    -------------------------------------
                                                                                 Awards                    Payouts
                                                                             -----------------------       -------
                                                              Other                       Securities
         Name and         Fiscal                              Annual        Restricted    Underlying         LTIP        All Other
    Principal Position     Year     Salary(1)   Bonus(2)   Compensation(3)    Stock(4)     Options(5)      Payouts(6)   Compensation
    ------------------             ---------   --------   ---------------    --------     ----------      ----------  -------------

Charles J.  Hamm           2000    $545,008    $171,133       - -         $       - -       - -        $      - -      $23,630(7)
Chairman, President and    1999     545,012     114,450       - -           7,498,758   1,408,218             - -       39,155(8)
   Chief Executive Officer 1998     517,316     103,000       - -                 - -       - -           435,210        3,000(9)
Joseph S.  Morgano         2000    $262,990   $  82,579       - -         $       - -       - -        $      - -      $23,630(7)
Executive Vice President-  1999     262,990      54,570       - -           3,749,386     704,109             - -       39,155(8)
    Commercial Real Estate 1998     250,999      50,000       - -                 - -       - -           128,838        3,000(9)
    Lending Division
Terence J.  Mitchell       2000    $200,000   $  62,800       - -         $       - -       - -        $      - -      $23,681(7)
Executive Vice President-  1999     190,000      39,425       - -           1,874,693     352,054             - -       39,374(8)
    Consumer Banking       1998     166,923      33,000       - -                 - -       - -            69,727        3,257(9)
John B.  Zurell            2000    $219,000   $  68,766       - -         $       - -       - -        $      - -      $23,630(7)
Executive Vice             1999     209,000      43,370       - -           1,874,693     352,054             - -       39,155(8)
   President and Chief     1998     195,154      29,100       - -                 - -       - -           100,967        3,000(9)
   Financial Officer
Frank S. Muzio             2000    $152,000   $  47,728       - -          $      - -       - -               - -      $13,947(7)
Senior Vice President      1999     142,211      29,000       - -             133,125      20,000             - -          - -
    and Controller         1998         - -         - -       - -                 - -       - -               - -          - -
========================== ===== ========== =========== ================ ============ ================ ============= =============

------------------------

(1) Does not include amounts deferred by an officer in prior years (and previously reported) and received by such officer in the current fiscal year.

(2)      Includes $41,421, $19,987, $15,200, $16,644 and $11,552 with respect to
         Messrs. Hamm, Morgano, Mitchell, Zurell and Muzio, respectively, which represents a portion of the bonuses earned by such named executive officers in fiscal 2000 but which will be paid in future periods.

(3) Does not include amounts attributable to miscellaneous benefits received by the named executive officer. In the opinion of management of the Bank, the costs to the Bank of providing such benefits to the named executive officer during the fiscal year ended March 31, 2000 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

                                      (Footnotes continue on the following page)

(4) Represents the grant in September 1998 of 563,287, 281,644, 140,822, 140,822 and 10,000 shares of restricted Common Stock to Messrs. Hamm, Morgano, Mitchell, Zurell and Muzio, respectively, pursuant to the Recognition Plan which were deemed to have the indicated value at the date of grant, and which had a fair market value at March 31, 2000 of $6,266,568, $3,133,290, $1,566,645, $1,566,645 and $111,250 for the
         grants to Messrs. Hamm, Morgano, Mitchell, Zurell and Muzio, respectively. Dividends paid on the restricted Common Stock are held in the Recognition Plan and paid to the recipient when the restricted Common Stock vests. With respect to Messrs. Mitchell, Zurell and Muzio, the awards vest 20% per year from the date of grant. Messrs. Hamm and Morgano must achieve certain performance goals, as defined in the Recognition Plan, in order for their shares to be distributed and/or vested. Assuming such goals are achieved, their awards will also vest at 20% per year from the date of grant.

(5) Consists of stock options awarded in September 1998 pursuant to the Company's 1998 Stock Option Plan (the "Option Plan"). The options vest 20% per year from the date of grant.

(6) Amount reflects an award received in April 1997 pursuant to the Bank's Executive Long-Term Incentive Plan, which plan was established in 1994 and provided for awards based upon the attainment of certain pre-established performance goals and criteria during the period from January 1, 1994 through December 31, 1996.

(7)      Consists of $23,630, $23,630, $23,681, $23,630 and $13,947 allocated on behalf of Messrs. Hamm, Morgano, Mitchell, Zurell and Muzio, respectively, pursuant to the ESOP (such allocation includes ESOP dividend share allocations of $8,791, $8,791, $8,842 and $8,791 for
         Messrs. Hamm, Morgano, Mitchell and Zurell, respectively) and contributions of $3,000 to the 401(k) Plan for each of Messrs. Hamm, Morgano, Mitchell and Zurell and $1,500 for Muzio.

(8)      Consists of $39,155,  $39,155,  $39,155 and $39,155 allocated on behalf of Messrs. Hamm, Morgano, Mitchell and Zurell, respectively, pursuant to the ESOP, and a contribution of $219 to the 401(k) Plan for Mr. Mitchell.

(9)      Consists of contributions to the 401(k) Plan.

Stock Options

         The following table sets forth certain information concerning grants of stock options awarded to Mr. Muzio during the fiscal year ended March 31, 2000. No other named executive officer was granted stock options during fiscal 2000.

                        Option Grants in Last Fiscal Year

                                           % of Total Options
                          Options       Granted to Employees (2)     Exercise      Expiration Date       Fair Value of
        Name            Granted (1)                                   Price (3)                            Options (4)
Frank S. Muzio             5,000                  4.13%                 $11.25           3/24/10             $19,987
=====================  ==============  =========================== ================ ================== ===================

--------------------

(1) Consists of stock options exercisable at the rate of 20% per year from the date of grant through September 25, 2003.

(2)      Percentage of options granted to all employees during fiscal 2000.

(3) The exercise price was based on the fair market value of a share of Common Stock on the date of grant.

(4) The fair value of the options granted was estimated using the Black-Scholes Pricing Model. Under such analysis, the interest rate was assumed to be 6.55%, the expected life of the options to be six years, the expected volatility to be 34.66% and the dividend yield to be 2.49% per share.

         The following table sets forth certain information concerning exercises of stock options by the named executive officers during the fiscal year ended March 31, 2000 and options held at March 31, 2000. Except for Mr. Muzio, no options were granted to the named executive officers during fiscal year 2000.


                                                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                            AND YEAR END OPTION VALUES
-----------------------------------------------------------------------------------------------------------------------------
                                                                           Number of                    Value of
                               Shares                                     Unexercised                  Unexercised
                             Acquired on         Value                Options at Year End              Options at
              Name            Exercise         Realized                                                Year End(1)
                                                                Exercisable      Unexercisable    Exercisable  Unexercisable
Charles J. Hamm                  --               --              281,644         1,126,574         $ --           $ --
Joseph S. Mogano                 --               --              140,822           563,287           --             --
Terence J. Mitchell              --               --              70,411            281,643           --             --
John B. Zurell                   --               --              70,411            281,643           --             --
Frank S. Muzio                   --               --               4,000             21,000           --             --
========================= ================= ===============  =================  ================  ============ =============

--------------------
(1) Based on a per share market price of $11.125 at March 31, 2000. Except for the 5,000 options granted to Mr. Muzio during fiscal 2000, the exercise price of all options reflected in table is $13.3125.

Change in Control Agreements

         The Company and the Bank (collectively, the "Employers") entered into Change in Control Agreements with Messrs. Hamm, Morgano, Mitchell, Zurell,
Brady, Schnock and Dorman (the "Executives") in November 1998, except with respect to Mr. Dorman which was entered into in July 1999 in connection with the acquisition of Broad National Bancorporation. The Change in Control Agreements have terms of three years, which term shall be extended each year for a successive, additional one-year period upon approval by the Board of Directors unless either the Board of Directors or the Executive elects in writing, not less than 30 days prior to the annual anniversary date, not to extend the term.

         The Change in Control Agreements provide that if certain adverse actions are taken with respect to the Executive's employment following a change in control, as defined, of the Company or the Bank, the Executive will be entitled to a cash severance payment equal to three times the Executive's annual compensation. In addition, the Executive will be entitled to a continuation of benefits similar to those he is receiving at the time of such termination for the remaining term of the agreement or until he obtains full-time employment with another employer, whichever occurs first.

         A change in control generally is defined in the Change in Control Agreements to include any change in control of the Company or the Bank required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 20% or more of the Company's outstanding voting securities and
(ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

         Each Change in Control Agreement (other than Mr. Dorman's) with the Employers provides that if the payments and benefits to be provided thereunder, or otherwise upon termination of employment, are deemed to constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the Executive would be reimbursed for any excise tax liability pursuant to Sections 280G and 4999 of the Code and for any additional income taxes imposed as a result of such reimbursement. Because the amount of the payments and benefits that could constitute a parachute payment is dependent upon the timing, price and structure of any change in control that may occur in the future, it is not possible at this time to quantify the severance benefits payable to an Executive under the employment agreements.

         Although the above-described Change in Control Agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect.

         The Company also adopted during fiscal 1999 a severance plan which covers certain officers who are not otherwise covered by Change in Control Agreements. Such plan provides certain severance benefits to participants whose employment is terminated or whose job responsibilities are substantially reduced in connection with or subsequent to a change in control of the Company. The severance plan uses the same definition of change in control as the Change in Control Agreements.

Directors' Compensation

         Members of the Bank's Board of Directors receive $1,500 per meeting attended of the Board and $850 per committee meeting attended, except for Messrs. Hamm and Morgano, who do not receive any fees. Board fees are subject to periodic adjustment by the Board of Directors. In addition, non-employee
Directors receive an annual retainer of $20,000. In addition to fees paid to directors for Board and committee meetings, directors of the Company at the time of the adoption of the Option Plan participated in the Option Plan and the Recognition Plan. Stock option grants and restricted stock awards were issued to directors in September 1998 subsequent to stockholder approval of the Option Plan and the Recognition Plan.

Benefits

         Retirement Plan. The Bank maintains a non-contributory, tax-qualified defined benefit pension plan (the "Retirement Plan") for eligible employees. All salaried employees who have attained at least the age of 21 and who have completed at least one year of service are eligible to participate in the Retirement Plan. The Retirement Plan provides for a benefit for each participant, including the named executive officers, equal to 2% of the participant's final average compensation (average W-2 compensation during the highest 60 consecutive months of employment) multiplied by the participant's years (and any fraction thereof) of eligible employment (up to a maximum of 30 years). A participant is fully vested in his or her benefit under the Retirement Plan after five years of service. The Retirement Plan is funded by the Bank on an actuarial basis and all assets are held in trust by the Retirement Plan trustee.

         The following table illustrates the annual benefit payable upon retirement at age 65 (in single life annuity amounts with no offset for Social Security benefits) at various levels of compensation and years of service under the Retirement Plan and the Supplemental Executive Retirement Plan ("SERP") (discussed below) maintained by the Bank.


                                   Years of Service(1)(2)
     Remuneration (3)(4)       15          20           25            30           35
------------------------------------------------------------------------------------------
        $125,000 ......    $ 37,500     $ 50,000     $ 62,500     $ 75,000     $ 75,000
         150,000 .....       45,000       60,000       75,000       90,000       90,000
         175,000 .....       52,500       70,000       87,500      105,000      105,000
         200,000 .....       60,000       80,000      100,000      120,000      120,000
         225,000 .....       67,500       90,000      112,500      135,000      135,000
         250,000 .....       75,000      100,000      125,000      150,000      150,000
         300,000 .....       90,000      120,000      150,000      180,000      180,000
         400,000 .....      120,000      160,000      200,000      240,000      240,000
         450,000 .....      135,000      180,000      225,000      270,000      270,000
         500,000 .....      150,000      200,000      250,000      300,000      300,000
         600,000 .....      180,000      240,000      300,000      360,000      360,000
         700,000 .....      210,000      280,000      350,000      420,000      420,000
         800,000 .....      240,000      320,000      400,000      480,000      480,000
         900,000 .....      270,000      360,000      450,000      540,000      540,000

--------------

(1) The annual retirement benefits shown in the table do not reflect a deduction for Social Security benefits; there are no other offsets to benefits.

(2)      The maximum years of service credited for benefit purposes is 30 years.

(3) For the fiscal year of the Retirement Plan beginning on January 1, 1999, the average final compensation for computing benefits under the Retirement Plan cannot exceed $160,000 (as adjusted for subsequent years pursuant to Code provisions). Benefits in excess of the limitation are provided through the SERP.

(4) For the fiscal year of the Retirement Plan beginning on January 1, 1999, the maximum annual benefit payable under the Retirement Plan cannot exceed $135,000 (as adjusted for subsequent years pursuant to Code provisions).

   The following table sets forth the years of credited service and the average annual compensation (as defined above) determined as of the end of the 2000 fiscal year for each of the named executive officers.


                                        Years of Credited       Average Annual
                                             Service               Earnings
                                        -----------------       --------------
Charles J.  Hamm...................          15 years              $752,357
Joseph  S.  Morgano................          27 years               329,795
Terence J.  Mitchell...............          25 years               225,233
John B.  Zurell....................          27 years               269,207
Frank S. Muzio.....................           1 year                184,844

         Supplemental Executive Retirement Plan. The Bank has adopted the SERP to provide for eligible employee benefits that would be due under its Retirement Plan if such benefits were not limited under the Code. SERP benefits provided with respect to the Retirement Plan are reflected in the pension table.

Compensation Committee Interlocks and Insider Participation

         In fiscal 2000, the Compensation Committee of the Board of Directors of the Company and the Bank determined the salaries and bonuses of the Company's and the Bank's executive officers. Mr. Hamm, Chairman, President and Chief Executive Officer of the Company and the Bank, is a member of the Compensation Committee. The Committee also reviews and approves the salaries and bonuses for the Company's and the Bank's other officers and employees. The Compensation Committee met twice during fiscal 2000. The report of the Compensation Committee with respect to compensation for the Chief Executive Officer and all other executive officers of the Company and the Bank and employees for the fiscal year ended March 31, 2000 is set forth below. The standing Compensation Committee consists of Messrs. Archie, Desai, Edelstein, Elliott, Hamm, Hand, Ratcliff and Richel and Mrs. Luke. Five other Directors (Messrs. Catell, Gelfman, Karp, Kolowsky and MacKay) serve on a rotating basis.


                      REPORT OF THE COMPENSATION COMMITTEE

         Under the rules of the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's President and Chief Executive Officer and certain other executive officers of the Company for the fiscal year ended March 31, 2000. The following discussion addresses compensation information relating to the President and Chief Executive Officer and the other executive officers of the Company for fiscal 2000 and sets forth the report of the Compensation Committee (the "Committee") of the Board of Directors of the Company.

         Compensation Philosophy. The Committee of the Board of Directors of the Company is responsible for administering the executive compensation program of the Company, annually reviewing and evaluating the base salary and incentive compensation for all executive officers, including the President and Chief Executive Officer, and recommending to the Board, which has final responsibility, the appropriate level of compensation for the Company's executive officers.

         In conducting its review, the Committee places primary consideration on the recommendations of the President and Chief Executive Officer with respect to the compensation of executive officers other than himself. The President and Chief Executive Officer does not participate in the Committee's review of his own compensation package. The Committee considers the objectives and performance of the Company, individual performance, level of responsibility and compensation practices at comparable financial institutions in establishing appropriate executive compensation levels.

         The purposes of the Company's executive compensation policies are to attract and retain qualified individuals; align the interests of the Company's executive officers and all other officers with the interests of its stockholders; reward high performance by the Company and the executive; and maintain compensation levels that are competitive with other financial institutions, particularly those operating in the New York metropolitan area. The compensation structure is designed to support the achievement of the
Company's performance and the primary strategic objective of enhancing stockholder value over time and to ensure that executive officers interests are aligned with those of the Company's stockholders.

     The total compensation package of the Company's executive officers is based on the following principles:

1. Link to Stock Value - Equity-based plans such as the Recognition Plan and Option Plan should comprise a significant portion of total compensation so as to link executive compensation to long-term Company performance and stockholder interests.

2. Long-Term Orientation- Compensation for executive officers should be based on long-term interests of the Company's stockholders with reduced emphasis on base salary. Awards made pursuant to the Recognition Plan and Option Plan will generally vest at the rate of 20% per year on each annual anniversary of the date of the grant over five-year period. As discussed, below, the Company's annual incentive compensation plan also includes a component of long-term compensation.

3. Competitive With Other Financial Institutions- The total compensation package should be competitive with that of other financial institutions, particularly those in the New York metropolitan area.

         Annual Incentive Pay. The Company's annual incentive compensation program is designed to provide additional annual compensation over base salary based on improvement during the fiscal year in Economic Value Added ("EVA") (EVA is a registered trademark of Stern Stewart & Co. ("Stern Stewart")), an operating performance measure closely linked to changes in stockholder value. All officers of the Company are eligible to participate in the EVA incentive compensation program, which was developed with the assistance of Stern Stewart, a nationally recognized consulting firm.

         EVA-related compensation is based on achievement of performance targets approved by the Committee and the Board of Directors. In general EVA is a measure of the Company's economic earnings after taxes less a charge for the cost of capital. The capital charge was determined in consultation with Stern Stewart and is intended to represent the return expected by the Company's stockholders and to take into account the risk and cost of providing the capital.

         For fiscal year 2000, achievement of the EVA target established by the Committee and the Board would have resulted in an incentive compensation payment of 20% of base salary to executive officers. As EVA targets for fiscal year 2000 were exceeded, EVA awards to executive officers were 31.4% of base salary. Of such amount, approximately 75% was distributed with the remaining 25% being held in an incentive reserve account. The EVA plan provides that two-thirds of EVA incentive compensation which is derived from performance in excess of target shall be held in an incentive reserve bank which is paid out in future years and is based on future EVA improvement.

         The Committee is of the view that EVA improvement is a measure of performance closely linked to the increase of shareholder value over time. A significant portion of management's compensation (both annual and long-term compensation) is thus closely aligned with stockholder interests.

         Chief Executive Officer. The Committee recommended and the Board of Directors awarded the Company's President and Chief Executive Officer an annual salary of $545,000 effective in March 1999. The Chief Executive Officer's salary was based on an analysis of the salaries of the Chief Executive Officers of peer group financial institutions in the New York metropolitan area and the significant contributions of the Chief Executive Officer to the successful operations of the Company. No specific formula was used by the Committee to establish the President and Chief Executive Officer's salary for fiscal 2000 nor did the Committee set specified salary levels based on the achievement of particular quantitative financial measures of performance targets. The Committee again reviewed the salary of the Company's President and Chief Executive Officer in March 2000. The base salary for Mr. Hamm was not changed for the fiscal year beginning on April 1, 2000.

                    The Compensation Committee of the Company


                  Willard N. Archie               Robert B. Catell
                  Rohit M. Desai                  Chaim Y. Edelstein
                  Donald H. Elliott               Robert W. Gelfman
                  Charles J. Hamm                 Scott M. Hand
                  Donald M. Karp                  Janine Luke
                  Donald E. Kolowsky              Wesley D. Ratcliff
                  Malcolm MacKay                  Victor M. Richel

                               Performance Graph

         Pursuant to the rules and regulations of the SEC, the graph below compares the performance of the Common Stock with that of the Nasdaq Composite Index (U.S. Companies) and the SNL All Thrift Index (the "SNL Index") from March 17, 1998, the date the Common Stock began trading on the Nasdaq Stock Market, through March 31, 2000. The SNL Index is an index created by SNL Securities, L.P., Charlottesville, Virginia, a nationally recognized analyst of financial institutions. The graph is based on the investment of $100 in the Common Stock at its closing price on March 17, 1998. The cummulative returns include the payment of dividends by the Company.

[GRAPHIC - PLOTTED POINTS LISTED BELOW]

                                                                                       Period Ending
                                       -------------------------------------------------------------
                                        03/17/98     09/30/98     03/31/99     09/30/99     03/31/00
Index
-------------------------------------------------------------------------- ------------ ------------
Independence Community Bank Corp.         100.00        81.52        74.95        69.96        65.86
NASDAQ - Total US                         100.00        95.84       139.65       156.48       259.27
SNL All Thrift Index                      100.00        76.25        83.48        72.63        66.18


Certain Relationships and Related Transactions

         In accordance with applicable laws and regulations, the Bank offers mortgage loans to its officers and employees as well as members of their immediate families for the financing of their primary residences and certain other loans. These loans generally are made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features. All such loans to executive officers were current as of March 31, 2000.

         Section 22(h) of the Federal Reserve Act generally provides that any credit extended by a savings institution, such as the Bank, to its executive officers, directors and, to the extent otherwise permitted, principal stockholder(s), or any related interest of the foregoing, must be on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions by the savings institution with non-affiliated parties, unless the loans are made pursuant to a benefit or compensation program that (i) is widely available to employees of the institution and (ii) does not give preference to any director, executive officer or principal stockholder, or certain affiliated interests of either, over other employees of the savings institution, and must not involve more than the normal risk of repayment or present other unfavorable features.


                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors of the Company has appointed Ernst & Young LLP, independent certified public accountants, to perform the audit of the Company's financial statements for the fiscal year ending March 31, 2001, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

         The Company has been advised by Ernst & Young LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Ernst & Young LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

         The Board of Directors recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending March 31, 2001.


                              STOCKHOLDER PROPOSALS

         Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which currently is scheduled to be held in July 2001, must be received at the principal executive offices of the Company, 195 Montague Street, Brooklyn, New York 11201, Attention: John K. Schnock, Senior Vice President, Secretary and Counsel, no later than February 23, 2001.

         Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Section 2.14 of the Company's Bylaws, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 120 days prior to the mailing of proxy materials with respect to the immediately preceding annual meeting of stockholders of the Company. Proposals to be presented at the 2000 Annual Meeting had to be submitted to the Company by February 24,

2000. No such proposals were received by such date. Such stockholder's notice is required to set forth as to each matter the stockholder proposes to bring before an annual meeting certain information specified in the Bylaws.

                                 ANNUAL REPORTS

         A copy of the Company's Summary Annual Report to Stockholders and a copy of the Company's Annual Report to Stockholders on Form 10-K for the fiscal year ended March 31, 2000 accompanies this Proxy Statement. Such annual reports are not part of the proxy solicitation materials.

         Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000 required to be filed under the Exchange Act. Such written request should be directed to Alan J. Cohen, First Vice President- Investor Relations, Independence Community Bank Corp., 195 Montague Street, Brooklyn, New York 11201. The Annual Report on Form 10-K is not part of these proxy solicitation materials.


                                  OTHER MATTERS

         Management is not aware of any business that may properly come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies. Each proxy solicited hereby also confers discretionary authority on the proxy holders designated by the Board of Directors of the Company to vote the proxy with respect to the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting and upon such other matters as may properly come before the Annual Meeting.

         The cost of the solicitation of proxies will be borne by the Company. The Company has retained Corporate Investor Communications, Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. Such firm will be paid a fee of $4,000, plus reimbursement for reasonable out-of-pocket expenses and a fee for each stockholder contacted. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.


                                             By Order of the Board of Directors,



                                             /S/ John K. Schnock
                                             -------------------
                                             John K. Schnock
                                             Corporate Secretary

Brooklyn, New York
June 23, 2000

                               REVOCABLE PROXY

                       2000 ANNUAL MEETING OF STOCKHOLDERS

                        INDEPENDENCE COMMUNITY BANK CORP.
                               195 Montague Street
                            Brooklyn, New York 11201

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, being a stockholder of Independence Community Bank Corp. (the "Company") as of June 9, 2000, hereby authorizes Charles J. Hamm and Terence J. Mitchell, or any of their successors, as proxies, with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders to be held at the Brooklyn Botanic Garden, 1000 Washington Avenue, Brooklyn, New York, on Friday, July 28, 2000 at 9:00 a.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respeci to all votes that the undersigned would be entitled to cast, if then personally present, as set forth on the reverse hereof.


       (Continued, and to be marked, dated and signed, on the other side)

                              FOLD AND DETACH HERE

        INDEPENDENCE COMMUNITY BANK CORP. - ANNUAL MEETING, JULY 28, 2000
                             YOUR VOTE IS IMPORTANT!

                        You can vote in one of two ways:

1. Call toll free 1-800-213-6370 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       or
                                       --

2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                  PLEASE VOTE

The Board of Directors recommends a vote "FOR" The Board's nominees and Proposal 2.


Item 1. Election of Directors
  (01) Chaim  Y. Edelstein
  (02) Donald E. Kolowsky
  (03) Joseph S. Morgano
  (04) Wesley D. Ratcliff
  (05) Victor M. Richel

                          With-               For All
        For  [_]          hold    [_]         Except     [_]


 INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


                         Please be sure to sign and date
                           this Proxy in the box below


                      ------------------------------------
                                      Date


                      ------------------------------------
                             Shareholder sign above


                      ------------------------------------
                         Co-holder (if any) sign above



-------------------------------------------------------------------------------

 Please Mark Your    [X]
 votes as indicated
 in this example

Item 2. Proposal to Ratify the Appointment of Ernst & Young LLP as the Company's Independent Auditors for the Year Ending March 31,2001.


                For  [_]         Against [_]         Abstain  [_]



 This proxy is solicited on behalf of the Board of Directors of the company for use at the Annual Meeting of Stockholders to be held on July 28, 2000 and at any adjournment thereof.

 Shares of the Company's common stock will be voted as specified. If returned, but not otherwise specified, this proxy shall be voted for the election of the Board of directors' nominees to the Board of Directors, FOR ratification of the company's independent auditors, and otherwise at the discretion of the Proxies, you may revoke this proxy at any time prior to the time it is voted at the Annual Meeting. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

The undersigned hereby acknowledges receipt of Notice of the Annual Meeting and the accompanying Proxy Statement and other materials prior to signing this Proxy.


Please check this box if you plan to attend the Annual Meeting  [_]


Please sign exactly as your name appears on the stock certificate(s). If signing as attorney, executor, administrator, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix its seal. A partnership should sign in the partnership name by an authorized person. When shares are held jointly, only one holder need sign.


 *** IF YOU WISH TO VOTE BY TELEPHONE, PLEASE FOLLOW THE INSTRUCTIONS BELOW ***

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE

                                VOTE BY TELEPHONE
                        QUICK * * * EASY * * * IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card

    Please have this card handy when you call. You'll need it in front of you in order to complete the voting process.

      You will be asked to enter the Control Number (look below at right).

--------
OPTION 1      To vote as the Board of Directors  recommends  on ALL  proposals,
--------      press 1. When asked, please confirm by Pressing 1. END OF CALL.


--------      If you choose to vote on each proposal separately.  You will hear
OPTION 2      these instructions:


              Item 1: To vote FOR ALL nominees,  press 1; to WITHHOLD FOR ALL nominees, press 9.
                      To WITHHOLD FOR AN INDIVIDUAL NOMINEE, PRESS 0 and listen to the instructions.

              Item 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
                      When asked, please confirm by Pressing 1.

                                       OR

   Mark, sign and date your proxy card and return it promptly in the enclosed envelope. If you vote by telephone, DO NOT mail back your proxy.
                                            -- ---
                              THANK YOU FOR VOTING

Call * * * Toll Free * * * On a Touch Tone Telephone        FOR TELEPHONE VOTING
                                                                CONTROL NUMBER
                                                            --------------------
1-800-213-6370 - 24 hours a day - 7 days a week
                                                            --------------------
    There is NO CHARGE to you for this call